                                                               EXHIBIT 11
                               SEQUA CORPORATION

           CALCULATION OF PRIMARY AND FULLY DILUTED LOSSES PER SHARE
           ---------------------------------------------------------
                                                           (Unaudited)
                                                       For the Nine Months
                                                       Ended September 30,
                                                       --------------------
                                                         1995       1994
                                                         ----       ----
PRIMARY
     Losses
       Loss before extraordinary loss                 $ (6,032)   $(12,196)
       Preferred stock dividend requirements            (2,373)     (2,373)
                                                      --------    --------
       Loss applicable to common
        shareholders before extraordinary loss          (8,405)    (14,569)
       Extraordinary loss on early retirement of
        debt                                              -         (1,083)
                                                      --------    --------
       Net loss applicable to common
        shareholders                                  $ (8,405)   $(15,652)
                                                      ========    ========

     Shares
       Common and common equivalent shares               9,867       9,677
                                                      ========    ========

     Primary loss per common share
       Loss before extraordinary loss                 $  (.85)    $  (1.51)
       Extraordinary loss on early retirement of
        debt                                              -           (.11)
                                                      -------     --------
       Net loss                                       $  (.85)    $  (1.62)
                                                      =======     ========

*FULLY DILUTED
     Losses
       Loss before extraordinary loss                 $ (6,032)   $(12,196)
       Extraordinary loss on early retirement of
        debt                                              -         (1,083)
                                                     ---------    --------
       Net loss                                       $ (6,032)   $(13,279)
                                                      ========    ========

     Shares
       Common and common equivalent shares              10,705      10,515
                                                      ========    ========

     Fully diluted loss per common share
       Loss before extraordinary loss                 $   (.56)   $  (1.16)
       Extraordinary loss on early retirement
         of debt                                           -          (.10)
                                                      --------    --------
       Net loss                                       $   (.56)   $  (1.26)
                                                      ========    ========
SHARES
       Weighted average common shares outstanding        9,867       9,677
       Preferred stock assumed to be converted             838         838
                                                      --------    --------
       Common and common equivalent shares              10,705      10,515
                                                      ========    ========

* The 1995 and 1994 fully diluted losses per share calculations are anti-dilutive; therefore, fully diluted losses per share have not been presented in the Consolidated Statement of Income.

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
                                                     EXHIBIT 11


                        SEQUA CORPORATION

CALCULATION OF PRIMARY AND FULLY DILUTED EARNINGS (LOSSES)
  PER SHARE


                                                 (Unaudited)
                                             For the Three Months
                                             Ended September 30,
                                             --------------------
                                               1995      1994
                                               ----      ----
PRIMARY
 Earnings (loss)
   Net income (loss)                         $  1,930  $( 8,387)
   Preferred stock dividend requirements         (791)     (791)
                                             --------  --------
   Net income (loss) applicable to common
     stockholders                            $  1,139  $ (9,178)
                                             ========  ========

Shares
 Common and common equivalent shares            9,867     9,720
                                             ========  ========

Primary net income (loss) per common share   $    .12  $   (.94)
                                             ========  ========

*FULLY DILUTED
 Earnings (loss)
   Net income (loss)                         $  1,930  $ (8,387)
                                             ========  ========

 Shares
   Common and common equivalent shares         10,705    10,558
                                             ========  ========

 Fully diluted net income (loss) per
   common share                              $    .18  $   (.79)
                                             ========  ========

SHARES
 Weighted average common shares outstanding     9,867     9,720
 Preferred stock assumed to be converted          838       838
                                             --------  --------
Common and common equivalent shares            10,705    10,558
                                             ========  ========

* The 1995 and 1994 fully diluted earnings (losses) per share calculations are anti-dilutive; therefore, fully diluted earnings (losses) per share have not been presented in the Consolidated Statement of Income.